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                                                                       Exhibit l

                                  April 3, 2007

MetLife Insurance Company of Connecticut
MetLife Life and Annuity Company of Connecticut
185 Asylum Street
Hartford, Connecticut 06103

     Re:   METLIFE OF CT FUND UL FOR VARIABLE LIFE INSURANCE (811-03927)
           File No. 333-96519 (MetLife Variable Life)
           File No. 333-56952 (MetLife Variable Survivorship Life II)
           File No. 333-113109 (MetLife Variable Life Accumulator - Series 3)

           METLIFE OF CT FUND UL II FOR VARIABLE LIFE INSURANCE (811-07411) File No. 333-96517 (MetLife Variable Life)
           File No. 333-56958 (MetLife Variable Survivorship Life II)
           File No. 333-113110 (MetLife Variable Life Accumulator - Series 3)

Dear Sir or Madam:

In my capacity as Vice President and Actuary of MetLife Insurance Company of Connecticut and MetLife Life and Annuity Company of Connecticut, I have provided actuarial advice concerning the life insurance products listed above. I also provided actuarial advice concerning the preparation of the Registration Statements on Form N-6, for the products listed above (the "Registration Statements") for filing with the Securities and Exchange Commission under the Securities Act of 1933 in connection with the policies. For each of the policies in each of the Registration Statements, in my opinion:

      (1) the illustrations of cash surrender value, cash values, death benefits, and/or any other values illustrated are consistent with the provisions of the Contract and the Depositor's administrative procedures;

      (2) the rate structure of the Contract has not been designed, and the assumptions for the illustrations (including sex, age, rating classification, and premium amount and payment schedule) have not been selected, so as to make the relationship between premiums and benefits, as shown in the illustrations, materially more favorable than for any other prospective purchaser with different assumptions; and

      (3) the illustrations are based on commonly used rating classifications and premium amounts and ages appropriate for the markets in which the Contract is sold.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ Paul L. LeClair
Paul L. LeClair